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                                                                    EXHIBIT 23.3

         CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

     We hereby consent to the references to our firm under the captions
"Summary -- Transco Board Recommendations", "Summary -- Opinions of Transco's Financial Advisor", "The Merger -- Background of the Merger", "The
Merger -- Transco Board Recommendations and Reasons for the Acquisition", and "The Merger -- Opinions of Transco's Financial Advisor" in, and to the inclusion of a copy of our opinion letters as Annex B-1 and B-2 to, the Prospectus and Information Statement comprising part of the Registration Statement filed by The Williams Companies, Inc. on Form S-4 under the Securities Act of 1933, as amended. By giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder nor do we thereby admit that we are experts with respect to any part of such registration statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                    INCORPORATED


                                    By:  /s/  GEORGE C. MORRIS III
                                    --------------------------------------------
                                    Name: George C. Morris III
                                    Title: Director

  March 29, 1995